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                                 EXHIBIT 99(a)

                                 FORM OF PROXY
                                 -------------

                      GLOUCESTER COUNTY BANKSHARES, INC.

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 24, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     THE UNDERSIGNED hereby constitutes and appoints __________ and __________ and either of them, as proxies of the undersigned, with full power of substitution, to represent and vote, as directed below, all of the shares of GLOUCESTER COUNTY BANKSHARES, INC. common stock held of record by the undersigned at the close of business on December 11, 1995, at the Special Meeting of the Shareholders of the Company to be held on January 24, 1996, at 10:30 a.m. at Ron Jaworski's Eagle's Nest Country Club, Woodbury-Glassboro Road, Deptford, New Jersey, or at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

(1) PROPOSAL to approve, adopt, ratify and confirm the Merger Agreement, dated October 25, 1995, between Fulton Financial Corporation and the Company providing, among other things, for the merger of Gloucester County Bankshares, Inc. with and into Fulton Financial Corporation and for the automatic conversion of each share of the common stock of the Company into a specified number of shares of Common Stock of Fulton Financial Corporation. Approval of the proposal will also constitute approval of an amendment to the Company's 1992 Stock Option Plan, which extends the term during which members of the Board of Directors of the Company may hold stock options granted to them.

         [_]  FOR              [_]  AGAINST               [_]  ABSTAIN


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(2)  In their discretion as to any other matter properly before the meeting

       [_]  FOR                [_]  AGAINST                [_]  ABSTAIN

     Shares represented by this proxy will be voted as directed on the reverse side. If no directions are given, shares represented by this proxy will be voted FOR proposal (1) and in the discretion of the proxy holders as to any other matter properly before the meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated December 22, 1995, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


Dated: __________________________, 1996




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                                              Signature


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                                              Signature


                           Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.